Exhibit (d)(2)

SCHEDULE A

Revised May 6, 2023 to the

ADVISORY AGREEMENT

Dated June 12, 2015 between EXCHANGE LISTED FUNDS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

The Trust will pay to the Adviser, as compensation for the Adviser’s services rendered, a fee computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

Fund	Rate	Effective Date
Saba Interest Rate Hedged CEF ETF	110 bps	March 15, 2017
High Yield ETF	125 bps	June 19, 2018
QRAFT AI-Enhanced U.S. Large Cap ETF	75 bps	May 1, 2019
QRAFT AI-Enhanced U.S. Large Cap Momentum ETF	75 bps	May 1, 2019
Armor US Equity Index ETF	50 bps	February 7, 2020
QRAFT AI-Enhanced US High Dividend ETF	75 bps	February 21, 2020
Cabana Target Drawdown 5 ETF	80 bps	September 4, 2020
Cabana Target Drawdown 7 ETF	80 bps	September 4, 2020
Cabana Target Drawdown 10 ETF	80 bps	September 4, 2020
Cabana Target Drawdown 13 ETF	80 bps	September 4, 2020
Cabana Target Drawdown 16 ETF	80 bps	September 4, 2020
QRAFT AI-Enhanced US Next Value ETF	75 bps	November 20, 2020

Fund	Rate	Effective Date
Corbett Road Tactical Opportunity ETF	75 bps	February 19, 2021
Asian Growth Cubs ETF	99 bps on the first $1 billion; 98 bps on the next $2 billion; 96 bps on assets above $3 billion	February 1, 2022*
ETC Gavekal Asia Pacific Government Bond ETF	50 bps	July 2, 2021
Cabana Target Leading Sector Conservative ETF	80 bps	July 2, 2021
Cabana Target Leading Sector Moderate ETF	80 bps	July 2, 2021
Cabana Target Leading Sector Aggressive ETF	80 bps	July 2, 2021
Akros Monthly Payout ETF	75 bps on the first $1 billion; 70 bps on the next $2 billion; 65 bps on assets above $3 billion	April 24, 2022
QRAFT AI-Pilot U.S. Large Cap Dynamic Beta and Income ETF	75 bps	Effective as of Effective Date of Registration Statement

*Initially effective on May 31, 2021 at an annual rate of 99 bps on all assets.

Exchange Listed Funds Trust:	Exchange Traded Concepts, LLC

/s/ J. Garrett Stevens	/s/ J. Garrett Stevens
J. Garrett Stevens, President	J. Garrett Stevens, CEO